Exhibit 10.29

ACCELERATION PROGRAM PARTICIPATION AGREEMENT

This AGREEMENT is entered into this August 19th, 2024, by and between Picard Medical, Inc. a Delaware Corporation located at 4 Palo Alto Sq, Ste 200., Palo Alto, CA 94025 (“Party A”), and US Unicorn Foundation Inc. a Florida corporation located at 21660 Copley Dr STE 175, Diamond Bar, CA 91765 (“Party B”). Party A and Party B are referred to herein each as a “Party”, and collectively, the “Parties”.

Recitals

WHEREAS SynCardia Systems LLC is a wholly owned business of Party A, and Party A is the entity intending to list on the Nasdaq Stock Exchange in the United States (“Listing”); and

WHEREAS Party A appoints Party B as Project Manager (as set forth below) of the Listing, as set forth in this AGREEMENT.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I: Responsibilities

1.	Responsibilities of Party A

1.1.	Party A will make every effort to cooperate with Party B with respect to audits, any due diligence requests, any compliance work, for the Listing. Party A will actively and promptly participate and collaborate efficiently during the Listing.

1.2.	Party A will designate an employee responsible to oversee and execute matters related to the Listing, including but not limited to drafting prospectus, financial and accounting work coordination, business plans, website content, promotional materials, etc.

2.	Responsibilities of Party B

Party B will assist Party A in the Listing and provide Services as set forth below:

2.1.	Party B will make its best effort to raise $5 million in capital for the Pre-IPO financing round.

2.2.	Party B shall introduce to and connect Party A with top-tier brokerage firms with the intent to enter an underwriting agreement covering the Listing, as set forth below.

2.3.	Party B will facilitate connections with top-tier market capitalization management teams in the United States and provide a comprehensive listing strategy. This includes market capitalization strategy, IPO financing strategy, private placement financing strategy, compliance guidance, internal control guidance, investor relations guidance, risk control guidance, and D&O insurance, among other services.

2.4.	Party B shall act as guide, assistant, or consultant (“Project Manager”) to Party A during the Listing. This will include, among others, refining Party A’s business plan and prospectus, and ensuring that Party A meets the essential listing requirements of the Nasdaq Stock Exchange.

2.5.	Party B will organize all necessary service providers required for listing on the Nasdaq Stock Exchange, including brokers, securities lawyers, audit firms, accounting firms, and structure construction teams.

2.6.	As Party A’s exclusive Project Manager, Party B will provide comprehensive guidance on listing processes; provided, however, notwithstanding anything to the contrary herein, Party A may continue to engage the services of Northland Securities, Inc. in connection with the Listing. For the avoidance of doubt, both Parties will discuss and mutually agree to any matters related to the Listing.

ARTICLE II: Underwriting Agreement

Party B shall help Party A to enter an underwriting agreement that shall include the following terms and conditions:

2.7.	Firm commitment to raise an additional [$XX] million within 30 (thirty) days from signing this AGREEMENT during a follow-on offering within 12 (twelve) months of the Listing but no later than 18 (eighteen) months following the Listing (“Tranche 2”).

Determination of Listing Price. The broker, upon evaluation of the audit results and the prevailing conditions of the secondary market, shall be responsible for determining the listing price. Party A pledges its commitment to providing superior company performance, aiding in achieving a favorable pricing arrangement during negotiations with the designated broker.

ARTICLE III: Expenses & Compensation

3.	Expenses

3.1.	Party A shall not pay any cash service fees to Party B and Party B hereby agrees not to accept or receive any dividends arising from Party A’s operations.

3.2.	Each Party is solely responsible for any costs or expenses it incurs in relation to this AGREEMENT, or the Listing, during the Term (as set forth below). Party B shall endeavor to negotiate with relevant third parties to defer payment of most of the Listing- related expenses until after the Listing. Party B shall make commercially reasonable efforts to achieve this objective and inform Party A of the progress.

4.	Compensation

4.1.	Upon signing this AGREEMENT: Party A will donate two percent (2%) of the equity in Party A to Party B (“Donation”). Party A commits to a scheduled disbursement of the Donation on the date of signing this AGREEMENT. On the date of signing this AGREEMENT, the Patries will also enter a written agreement (the “US UNICORN FOUNDATION INC. SIDE LETTER AGREEMENT”) covering the Donation and the return of the Donation in the event of an unsuccessful Listing (see also 4.3 below).

4.2.	Upon completion of Tranche 2, Party A will issue Party B three percent (3%) of the equity in Party A.

4.3.	Contingencies in Event of Unsuccessful Listing. Should Party A’s endeavors for Listing be unsuccessful, Party B hereby commits to the return of all the equity in Party A previously donated.

ARTICLE IV: Participation Period & Termination

5.	Participation Period. The participation period under this AGREEMENT shall commence on the execution date of this AGREEMENT and shall conclude on the 60 (sixty) days after completion of Tranche 2 (“Term”).

5.1.	Party B shall complete Tranche 1 by no later than [TBD]. The Parties will agree to firm timelines within 30 (thirty) days of this AGREEMENT], and

5.2.	Tranche 2 not later than 18 (eighteen) months from the completion of Tranche 1. The Term can be extended only by written agreement of all Parties.

5.3.	Any obligations to be provided as set out in this AGREEMENT shall be bound by the Term unless otherwise mutually agreed upon by both Parties in writing.

6.	Termination. This AGREEMENT may be terminated upon mutual consent of both Parties.

Either Party wishing to terminate the AGREEMENT must provide a written notice to the other Party at least thirty (30) days prior to the intended termination date.

ARTICLE V: Confidentiality

7.	Each Party to this AGREEMENT acknowledges that during the Term it may receive certain confidential and proprietary information from the other Party. Such information includes, but is not limited to, business plans, financial data, strategies, and other sensitive information related to the development and operation of Party A (“Confidential Information”)

8.	Each Party agrees to maintain the confidentiality of all such Confidential Information and to not disclose it to any third party without the prior written consent of the disclosing Party. Confidential Information shall be used exclusively for the purpose of this AGREEMENT and the development of Party A, as outlined in the terms of this AGREEMENT. The information will not be considered confidential if it:

8.1.	Is already known to the receiving party at the time of disclosure;

8.2.	Becomes publicly known through no wrongful act of the receiving party; or

8.3.	Is received from a third party without similar confidentiality restrictions and without breach of this AGREEMENT.

ARTICLE VI: Miscellaneous

9.	Agreement. This AGREEMENT embodies the complete agreement and understanding between Party A and Party B and supersedes and preempts any prior or contemporaneous understanding, agreements, representations, warranties, and communications, both written and oral. All obligations and responsibilities of each Party are expressly delineated within this document, and no deviation from or addition to its terms all be valid or enforceable unless in writing and signed by both Parties.

10.	Governing Law. This AGREEMENT shall insure to the benefit of, and be binding upon, the respective successors and assigns of the Parties to this AGREEMENT. This AGREEMENT may not be amended or modified except in writing signed by each of the Parties and shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to conflicts of law principles.

11.	Resolution of Disputes. Each Party hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the Borough of Manhattan, New York City (and appellate courts therefrom) for any action, suit or proceeding arising out of or relating to this AGREEMENT (and each Party hereby irrevocably and unconditionally agrees not to commence any such action, suit, or proceeding except in such courts), (b) waives any objection to the laying of venue of any such action, suit or proceeding in any such courts, and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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(Signature page follows)

IN WITNESS WHEREOF, the parties have executed this AGREEMENT effective as of the Effective Date set forth above.

Party A: Picard Medical, Inc.

/s/ Patrick NJ Schnegelsberg

Signature

Name:	Patrick NJ Schnegelsberg

Title:	CEO

Date:	8/19/2024

Party B：US Unicorn Foundation Inc.

/s/ DeKui Liu

Signature

Name:	DeKui Liu

Title:	Founder

Date:	8/20/2024

(Signature page)

Exhibit A

[omitted]

Exhibit B

[omitted]